UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2011

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

  (State or Other Jurisdiction of Incorporation)
0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

 On April 6, 2011, the Company received a staff deficiency letter from The NASDAQ Stock Market, LLC (“NASDAQ”) indicating that based on the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the year ended December 31, 2010, the Company did not comply with the minimum stockholders’ equity requirement of $2,500,000 for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(b)(1).

On May 23, 2011, the Company submitted a written plan (the “Plan”) to NASDAQ that outlined its strategy to regain compliance with the continued listing requirements.  In the Plan, the Company stated that it will need to raise at least $5 million in additional equity capital for the Company to report stockholders’ equity in excess of $2,500,000 on September 30, 2011, and remain above the requirement for the foreseeable future thereafter.

Based on the Company’s Plan, on June 10, 2011 the Company received a notice from NASDAQ granting the Company an extension of time until October 3, 2011 to regain compliance with the NASDAQ minimum stockholders’ equity requirement of $2.5 million.

Item 9.01                      Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Exhibit Description
99.1
Press Release dated June 15, 2011, issued by Pressure BioSciences, Inc., titled “Pressure BioSciences, Inc. Granted Extension to October 3, 2011 to Regain Compliance With NASDAQ Minimum Stockholders’ Equity Requirement”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 15, 2011	PRESSURE BIOSCIENCES, INC.
/s/ Richard T. Schumacher
	By:	_____________________________
Richard T. Schumacher, President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Exhibit Description
99.1
Press Release dated June 15, 2011, issued by Pressure BioSciences, Inc., titled “Pressure BioSciences, Inc. Granted Extension to October 3, 2011 to Regain Compliance With NASDAQ Minimum Stockholders’ Equity Requirement”.